Exhibit 99.1

CORPORATE OFFICE
1100 Cassatt Road, Berwyn, PA 19312

Contact: Kevin C. Coleman (610) 889-5247

AMETEK ANNOUNCES TWO EXECUTIVE APPOINTMENTS

Berwyn, PA., November 6, 2014 — AMETEK, Inc. (NYSE: AME) today announced two promotions within its senior management team. Thomas C. Marecic and Ronald J. Oscher have each been promoted to President, Electronic Instruments Group. In these roles, they will be responsible for overseeing different divisions within the process businesses of AMETEK’s Electronic Instrument Group. Tom and Ron will report to David A. Zapico, AMETEK’s Chief Operating Officer, who was overseeing these businesses since his promotion to Chief Operating Officer in December, 2012.

“I am very pleased to announce the promotions of Tom and Ron. They have both made significant contributions to AMETEK and have done a truly outstanding job managing key businesses within AMETEK. Their excellent management capabilities and deep knowledge of our businesses and markets make them ideally suited for these expanded leadership roles,” commented Frank S. Hermance, AMETEK Chairman and Chief Executive Officer.

“AMETEK has grown significantly and we are well positioned for continued strong growth. These promotions reflect the tremendous growth opportunities and our continued focus on ensuring that we have the appropriate management talent and structure in place to fully capitalize on these opportunities,” continued Mr. Hermance.

Mr. Marecic joined AMETEK in 1994 as a product engineer in our Process & Analytical Instruments business. Tom was promoted to successively larger roles in management, including Vice President and General Manager of our Process & Analytical Instruments Division in 2006. Most recently Tom served as Senior Vice President and General Manager, Electronic Instruments Group since 2013. Prior to joining AMETEK, Mr. Marecic held engineering positions with Millipore / Extrel and Three Rivers Analytical.

Mr. Marecic holds a Bachelor of Science degree in Chemistry with Honors from Pennsylvania State University, a Master’s of Science in Chemistry from Duquesne University and an Executive MBA from the University of Pittsburgh’s Katz School of Business.

“Tom has demonstrated a track record of tremendous success during his more than 20 years with AMETEK. Tom has done an excellent job in his prior roles by successfully combining organic growth, acquisitions and geographic expansion,” commented Frank Hermance, AMETEK Chairman and Chief Executive Officer.

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AMETEK ANNOUNCES TWO EXECUTIVE APPOINTMENTS

Mr. Oscher joined AMETEK in 2010 as Vice President and General Manager of our Materials Analysis Division and was promoted to Senior Vice President and General Manager, Electronic Instruments Group in 2013. Prior to joining AMETEK, Mr. Oscher held several positions with Emerson Electric Corporation including President – Analyzers & Solutions, Analytical Group. Previously, he served in a number of increasingly responsible roles in sales and marketing, planning and general management within Emerson Process Management and its Power & Water Solutions Division. Prior to Emerson Electric, Mr. Oscher held engineering, sales and marketing roles with Westinghouse and McDonnell Douglas.

Mr. Oscher holds a Bachelor’s of Science degree in Fluid and Thermal Science Engineering from Case Western Reserve University and a Master’s of Business Administration degree from Baker College.

“Ron has done a tremendous job managing the exceptional growth, profitability and global expansion of many of our key process businesses. Additionally, Ron has been instrumental in developing and expanding globally our sales and service infrastructure across key markets and geographies,” commented Frank Hermance, AMETEK Chairman and Chief Executive Officer.

Corporate Profile
AMETEK is a leading global manufacturer of electronic instruments and electro-mechanical devices with 2013 sales of $3.6 billion. AMETEK’s Corporate Growth Plan is based on Four Key Strategies: Operational Excellence, Strategic Acquisitions, Global & Market Expansion and New Products.  AMETEK’s objective is double-digit percentage growth in earnings per share over the business cycle and a superior return on total capital.  The common stock of AMETEK is a component of the S&P 500 Index.

Forward-looking Information
Statements in this news release relating to future events, such as AMETEK’s expected business and financial performance are “forward-looking statements.” Forward-looking statements are subject to various factors and uncertainties that may cause actual results to differ significantly from expectations. These factors and uncertainties include AMETEK’s ability to consummate and successfully integrate future acquisitions; risks associated with international sales and operations; AMETEK’s ability to successfully develop new products, open new facilities or transfer product lines; the price and availability of raw materials; compliance with government regulations, including environmental regulations; changes in the competitive environment or the effects of competition in our markets; the ability to maintain adequate liquidity and financing sources; and general economic conditions affecting the industries we serve. A detailed discussion of these and other factors that may affect our future results is contained in AMETEK’s filings with the U.S. Securities and Exchange Commission, including its most recent reports on Form 10-K, 10-Q and 8-K. AMETEK disclaims any intention or obligation to update or revise any forward-looking statements.